Exhibit 10.29

NEITHER THIS WARRANT NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND MAY ONLY BE ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THIS WARRANT AND THE SECURITIES ISSUABLE UPON THE EXERCISE OF THIS WARRANT, IF ANY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE SECURITIES ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED UNDER THE SECURITIES ACT OR RECEIPT OF A NO-ACTION LETTER FROM THE SECURITIES AND EXCHANGE COMMISSION.

COMMON STOCK PURCHASE WARRANT

To Purchase [____] Shares of Common Stock of

SQL Technologies Corp.

[_______] (the “Issuance Date”)

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) CERTIFIES that, for value received, [____] (the “Holder”), is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after the date of this Warrant and on or prior to the third anniversary of the date of this Warrant (the “Termination Date”) but not thereafter, to subscribe for and purchase from SQL Technologies Corp., a Florida corporation (the “Company”), up to [___] shares (the “Warrant Shares”) of the Common Stock, no par value per share, of the Company (the “Common Stock”). The purchase price of one share of Common Stock (the “Exercise Price”) under this Warrant shall be US $12.00 (twelve dollars US).

The Exercise Price and the number of Warrant Shares for which the Warrant is exercisable shall be subject to adjustment as provided herein.

1. Title to Warrant. Prior to the Termination Date and subject to compliance with applicable laws, including transfer restrictions imposed by applicable securities laws, and Section 7 of this Warrant, this Warrant and all rights hereunder are transferable, in whole or in part, at the office or agency of the Company by the Holder in person or by duly authorized attorney, upon surrender of this Warrant together with the Assignment Form annexed hereto properly endorsed. The transferee shall sign an investment letter in form and substance reasonably satisfactory to the Company.

2 Authorization of Shares. The Company covenants that all Warrant Shares, which may be issued upon the exercise of the purchase rights represented by this Warrant in accordance with the terms of this Warrant, including the payment of the exercise price for such Warrant Shares, will, upon exercise of the purchase rights represented by this Warrant, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).

3. Exercise of Warrant.

(a) Exercise of the purchase rights represented by this Warrant may be made at any time or times on or before the Termination Date by delivery to the Company of a duly executed Notice of Exercise Form [annexed / attached] hereto (or such other office or agency of the Company as it may designate by notice in writing to the registered Holder at the address of such Holder appearing on the books of the Company) and surrender of this Warrant, together with payment of the aggregate Exercise Price of the shares thereby purchased by wire transfer or cashier’s check drawn on a United States bank in immediately available funds. Certificates for shares purchased hereunder shall be delivered to the Holder within 5 Trading Days from the delivery to the Company of the Notice of Exercise Form, surrender of this Warrant and payment of the aggregate Exercise Price as set forth above (“Warrant Share Delivery Date”). This Warrant shall be deemed to have been exercised on the later of the date the Notice of Exercise is delivered to the Company and the date the Exercise Price is received by the Company. The Warrant Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Holder, if any, pursuant to Section 5 prior to the issuance of such shares, have been paid. If the Company fails to deliver to the Holder a certificate or certificates representing the Warrant Shares pursuant to this Section 3(a) by the end of business (New York, New York time) on the fifth Trading Day following the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise.

(b) If this Warrant shall have been exercised in part, the Company shall, upon the Holder’s request, deliver to Holder a new Warrant evidencing the rights of Holder to purchase the unpurchased Warrant Shares called for by this Warrant, which new Warrant shall in all material respects be identical with this Warrant.

(c) If at any time after one year from the date of issuance of this Warrant there is no effective registration statement registering the resale of the Warrant Shares by the Holder at such time, this Warrant may also be exercised at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a certificate for the number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:

(A) =	the VWAP on the Trading Day immediately preceding the date of such election;

(B) =	the Exercise Price of this Warrant, as adjusted; and

(X) =	the number of Warrant Shares issuable upon exercise of this Warrant in accordance with the terms of this Warrant by means of a cash exercise rather than a cashless exercise.

“VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg Financial L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time); (b) if the Common Stock is not then listed or quoted on a Trading Market and if prices for the Common Stock are then reported in the “Pink Sheets” published by the National Quotation Bureau Incorporated (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported; or (c) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Purchasers and reasonably acceptable to the Company.

4. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which Holder would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price.

5. Charges, Taxes and Expenses. Issuance of certificates for Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Holder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

6. Closing of Books. The Company will not close its shareholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.

7. Transfer, Division and Combination.

(a) Subject to compliance with any applicable securities laws and the conditions set forth in Sections 1 and 7(e) hereof, [and to the provisions of Section 4 of the Subscription Agreement,] this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.

(b) This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 7(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

(c) The Company shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this Section 7.

(d) The Company agrees to maintain, at its aforesaid office, books for the registration and the registration of transfer of the Warrants.

(e) The Company may require, as a condition of allowing such transfer (i) that the Holder or transferee of this Warrant, as the case may be, furnish to the Company a written opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that such transfer may be made without registration under the Securities Act and under applicable state securities or blue sky laws, (ii) that the holder or transferee execute and deliver to the Company an investment letter in form and substance acceptable to the Company and (iii) that the transferee be an “accredited investor” as defined in Rule 501(a) promulgated under the Securities Act or a qualified institutional buyer as defined in Rule 144A(a) under the Securities Act.

8. No Rights as Shareholder until Exercise. This Warrant does not entitle the Holder to any voting rights or other rights as a shareholder of the Company prior to the exercise hereof. Upon the surrender of this Warrant and the payment of the aggregate Exercise Price (or by means of a cashless exercise), the Warrant Shares so purchased shall be and be deemed to be issued to such Holder as the record owner of such shares as of the close of business on the later of the date of such surrender or payment.

9. Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.

10. Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be a Saturday, Sunday or a legal holiday, then such action may be taken or such right may be exercised on the next succeeding day not a Saturday, Sunday or legal holiday.

11. Adjustments of Exercise Price and Number of Warrant Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time in the event that the Company: (i) pays a dividend in shares of Common Stock or make a distribution in shares of Common Stock to holders of its outstanding Common Stock; (ii) subdivides its outstanding shares of Common Stock into a greater number of shares; (iii) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock; or (iv) issues any shares of its capital stock in a reclassification of the Common Stock, then the number of Warrant Shares purchasable upon exercise of this Warrant immediately prior thereto shall be adjusted so that the Holder shall be entitled to receive the kind and number of Warrant Shares or other securities of the Company which it would have owned or have been entitled to receive had such Warrant been exercised in advance thereof. Upon each such adjustment of the kind and number of Warrant Shares or other securities of the Company which are purchasable hereunder, the Holder shall thereafter be entitled to purchase the number of Warrant Shares or other securities resulting from such adjustment at an Exercise Price per Warrant Share or other security obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of Warrant Shares purchasable pursuant hereto immediately prior to such adjustment and dividing by the number of Warrant Shares or other securities of the Company that are purchasable pursuant hereto immediately after such adjustment. An adjustment made pursuant to this paragraph shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

[12. Subsequent Equity Sales. In the event that on or subsequent to the Issuance Date, the Company issues or sells any Common Stock, any securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (the “Common Stock Equivalents”) (other than (i) securities which are issued pursuant to the Subscription Agreement or this Warrant, (ii) shares of Common Stock or options to purchase such shares issued to employees, consultants, officers or directors in accordance with stock plans or agreements of the Company, and shares of Common Stock issuable under options or warrants that are outstanding as of the date hereof or issued pursuant to any stock incentive plan of the Company, and (iii) shares of Common Stock issued pursuant to a stock dividend, split or other similar transaction) at an effective price per share which is less than the Exercise Price, then the Exercise Price in effect immediately prior to such issue or sale shall be reduced to the lowest per share price of Common Stock in such issuance or sale or deemed issuance or sale./

12. Subsequent Equity Sales.

(a) Except with respect to Exempt Issuances as defined in Section 12(c) below, in the event that on or subsequent to the Issuance Date and for a period of twenty-four (24) months thereafter (the “Subsequent Issuance Period”), the Company issues or sells any Common Stock, or any securities which are convertible into or exchangeable for its Common Stock or any convertible securities, or any warrants or other rights to subscribe for or to purchase or any options for the purchase of its Common Stock or any such convertible securities (the “Common Stock Equivalents”), the Exercise Price shall be exercisable at the lesser of: (1) Twelve Dollars ($12.00); or (2) the price per share equal to the per share price of the Company’s Common Stock Equivalents issued or sold during the Subsequent Issuance Period (the “Discounted Exercise Price”). The number of such Warrants shall not be adjusted due to a Discounted Exercise Price, only the Exercise Price.

(b) Any price adjustment herein shall be calculated to the nearest cent.

(c) The term “Exempt Issuances” for purposes of Section 12(a) above means (i) issuances of Common Stock Equivalents to employees, directors, service providers and consultants, whether or not pursuant to the Company’s then-current Stock Incentive Plan(s); (ii) issuances of Common Stock Equivalents in connection with the conversion or exercise of convertible or exercisable Common Stock Equivalents outstanding as of the Issuance Date; (iii) issuances of Common Stock Equivalents in connection with the acquisition of another company by the Company, provided that the Company is the surviving entity; (iv) issuances of Common Stock Equivalents for strategic business partners, joint ventures and alliances; (v) issuances of Common Stock Equivalents in connection with lease lines, bank financing or other similar transactions that are primarily of a non-equity financing nature; and (vi) private offerings within the twenty-four (24) months following the date of this Agreement, other than investments by the Holder, up to Twenty Five Million Dollars ($25,000,000) of the Common Stock Equivalents on terms and conditions no more favorable to an investor than the terms and conditions of the transaction represented by this Agreement, until the Company completes an initial public offering, follow-on public offering or a sale to or merger with a public company.]

13. Reorganization, Reclassification, Merger, Consolidation or Disposition of Assets. In case the Company shall reorganize its capital, reclassify its capital stock, consolidate or merge with or into another corporation (where the Company is not the surviving corporation or where there is a change in or distribution with respect to the Common Stock of the Company), or sell, transfer or otherwise dispose of its property, assets or business to another corporation and, pursuant to the terms of such reorganization, reclassification, merger, consolidation or disposition of assets, shares of common stock of the successor or acquiring corporation, or any cash, shares of stock or other securities or property of any nature whatsoever (including warrants or other subscription or purchase rights) in addition to or in lieu of common stock of the successor or acquiring corporation (“Other Property”), are to be received by or distributed to the holders of Common Stock of the Company, then, from and after the consummation of such transaction or event, the Holder shall have the right thereafter to receive, instead of the Warrant Shares, at the option of the Holder, (a) upon exercise of this Warrant, the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and Other Property receivable upon or as a result of such reorganization, reclassification, merger, consolidation or disposition of assets by a Holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such event or (b) cash equal to the value of this Warrant as determined in accordance with the Black-Scholes option pricing formula. For purposes of this Section 13, “common stock of the successor or acquiring corporation” shall include stock of such corporation of any class which is not preferred as to dividends or assets over any other class of stock of such corporation and which is not subject to redemption and shall also include any evidences of indebtedness, shares of stock or other securities which are convertible into or exchangeable for any such stock, either immediately or upon the arrival of a specified date or the happening of a specified event and any warrants or other rights to subscribe for or purchase any such stock. The foregoing provisions of this Section 13 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

14. Piggyback Registration [and Lock-Up] .

(a) Whenever the Company proposes to register any shares of its Common Stock under the Securities Act, whether for its own account or for the account of one or more shareholders of the Company and the form of registration statement to be used may be used for any registration of the Company’s securities [, not including an initial public offering, as described below in Section 14(b), unless the Company and the underwriters agree to include such shares] (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than 10 days prior to the filing of such registration statement) to the Holder of its intention to effect such a registration and, subject to Section 14(b) and Section 14(c), shall include in such registration all Warrant Shares with respect to which the Company has received written requests for inclusion from the holders of Warrant Shares within 10 days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. [The Company shall have the sole discretion to require the Holder to lock-up its Warrant Shares for up to six (6) months following the effective date of the applicable registration statement, and the Holder hereby agrees to, promptly upon request by the Company, execute any instrument reasonably effectuating such lock-up.]

(b) If a Piggyback Registration is initiated as [a primary / an initial] underwritten offering on behalf of the Company and the managing underwriter advises the Company and holders having similar rights to Piggyback Registration (“Rights Holders”) (if the Holder has elected to include Warrant Shares in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Warrant Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by all Rights Holders, allocated pro rata among all such Rights Holders on the basis of the number of Warrant Shares owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than by the Rights Holders), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than a Holder, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Warrant Shares and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the Rights Holders, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Warrant Shares, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than by the Rights Holders), allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration is initiated as [a primary / an initial] underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

15. Notice of Adjustment or Corporate Action.

(a) Notice of Adjustment. Whenever the number of Warrant Shares or number or kind of securities or other property purchasable upon the exercise of this Warrant or the Exercise Price is subject to adjustment, as herein provided, the Company shall use reasonable efforts to give notice thereof to the Holder. The Company’s failure to comply with this Section shall not constitute a default under this Warrant.

(b) Notice of Corporate Action. If at any time: (i) the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution; (ii) there shall be any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any consolidation or merger of the Company with, or any sale, transfer or other disposition of all or substantially all the property, assets or business of the Company to, another corporation or; (iii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of such cases, the Company shall give to Holder (i) prior written notice of the date on which a record date shall be selected for such dividend or distribution or for determining rights to vote in respect of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, liquidation or winding up, and (ii) in the case of any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up, prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause also shall specify (i) the date on which the holders of Common Stock shall be entitled to any such dividend or distribution, and the amount and character thereof, and (ii) the date on which any such reorganization, reclassification, merger, consolidation, sale, transfer, disposition, dissolution, liquidation or winding up is to take place and the time, if any such time is to be fixed, as of which the holders of Common Stock shall be entitled to exchange their Warrant Shares for securities or other property deliverable upon such disposition, dissolution, liquidation or winding up. Each such written notice shall be sufficiently given if addressed to Holder at the last address of Holder appearing on the books of the Company and delivered in accordance with Section 17(d).

16. Authorized Shares. The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take all such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed.

17. Miscellaneous.

(a) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts to be wholly performed within such state and without regard to conflicts of law provisions that would result in the application of any laws other than the laws of the State of New York. Any legal action or proceeding arising out of or relating to this Warrant may be instituted in the courts of the State of New York sitting in New York County or in the United States of America for the Southern District of New York, and the parties hereto irrevocably submit to the jurisdiction of each such court in any action or proceeding. Holder hereby irrevocably waives and agrees not to assert, by way of motion, as a defense, or otherwise, in every suit, action or other proceeding arising out of or based on this Warrant and brought in any such court, any claim that Holder is not subject personally to the jurisdiction of the above named courts, that Holder’s property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper.

(b) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered for resale, will have restrictions upon resale imposed by state and federal securities laws.

(c) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder’s rights, powers or remedies, notwithstanding all rights hereunder terminate on the Termination Date. If the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

(d) Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered [in accordance with the notice provisions of the Investment Banking Agreement between Newbridge Securities Corporation and the Company dated September 28, 2018, as subsequently amended / to the address in the Company’s records for the Holder].

(e) Limitation of Liability. No provision hereof, in the absence of any affirmative action by Holder to exercise this Warrant or purchase Warrant Shares, and no enumeration herein of the rights or privileges of Holder, shall give rise to any liability of Holder for the purchase price of any Common Stock or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

(f) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant and shall be enforceable by any such Holder or holder of Warrant Shares.

(g) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the Holder.

(h) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.

(i) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the Issuance Date by its officer thereunto duly authorized.

SQL TECHNOLOGIES CORP.

By:
John P. Campi
Chief Executive Officer

NOTICE OF EXERCISE

To: SQL Technologies Corp.

(1) The undersigned hereby elects to purchase __________ Warrant Shares of the Company pursuant to the terms of the attached Warrant, and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.

(2) Payment shall take the form of (check applicable box):

☐ in lawful money of the United States; or

☐ the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 3(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 3(c).

(3) Please issue a certificate or certificates representing said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following:

(4) The undersigned is an “accredited investor” as defined in Regulation D under the Securities Act of 1933, as amended.

(PURCHASER)

By:

Name:

Title:

Dated:

ASSIGNMENT FORM

(To assign the foregoing warrant, execute this form and supply required information.

Do not use this form to exercise the warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to _________________________________________________________________________________ whose address is _____________________________.

Dated: _____________, __________

Holder’s Signature	_______________________________________

Holder’s Address:	_______________________________________

_______________________________________

_______________________________________

Signature Guaranteed: _____________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank or trust company. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.

-11-